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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ingersoll-Rand Company Limited of our report dated February 6, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Ingersoll-Rand Company, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 6, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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    PricewaterhouseCoopers LLP

Florham Park, NJ
January 2, 2002